Exhibit 99.1

FORM OF AMENDMENT AND EXCHANGE AGREEMENT

AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of June 13, 2008, by and among WorldSpace, Inc., a Delaware corporation (the “Company”), each of the Company’s subsidiaries listed on Exhibit A attached hereto, each of which shall guarantee the Notes (as defined below) (the “Guarantors”) and the investor specified on the signature pages hereto (the “Investor”).

WHEREAS:

A. The Company, the Investor and certain other investors (the “Other Investors” and collectively with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of December 30, 2004 (the “2004 Securities Purchase Agreement”), pursuant to which, among other things, the Investors purchased from the Company convertible notes of the Company (the “2004 Notes”), which were convertible into shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms thereof. The Company, the Guarantors and the Investor are parties to that certain Amendment, Redemption and Exchange Agreement (the “Amendment, Redemption and Exchange Agreement”) pursuant to which, among other things, the Company and the Investor exchanged the Investor’s 2004 Notes for (i) convertible secured notes (the “Existing Convertible Notes”), which are convertible into shares of Common Stock in accordance with the terms thereof (as converted, the “Existing Conversion Shares”), (ii) senior secured bridge notes (the “Existing Bridge Notes” and, together with the Existing Convertible Notes, the “Existing Notes”) and (iii) warrants (the “Existing Warrants”) which are exercisable to acquire shares of Common Stock (the “Existing Warrant Shares”).

B. Reference is made to that certain Forbearance Letter, dated June 3, 2008, signed by the Company and acknowledged by the Investor (the “Forbearance Letter”). In connection with the Investor’s forbearance in exercising its rights and remedies under the Existing Notes with respect to the Payment Default (as defined in the Forbearance Letter) the Company has agreed to issue to the Investor warrants in the form attached hereto as Exhibit D (the “Forbearance Warrants” and, together with the Existing Warrants, the “Warrants”) which shall be exercisable to acquire that number of shares of Common Stock set forth opposite the Investor’s name in column (5) on the Securities Schedule attached hereto (the “Forbearance Warrant Shares” and, together with the Existing Warrant Shares, the “Warrant Shares”). The Company, the Guarantors and the Investor desire to enter into this Agreement, pursuant to which, among other things, (A) the Company and the Investor shall exchange all of the Investor’s Existing Notes for (i) convertible secured notes in the form attached hereto as Exhibit B (the “Second Amended and Restated Convertible Notes”), which shall be convertible into shares of Common Stock in accordance with the terms thereof (as converted, the “Second Amended and Restated Conversion Shares”), in the principal amount set forth opposite the Investor’s name in column (3) on the Securities Schedule, (ii) senior secured bridge notes in the form attached hereto as Exhibit C (the “Amended and Restated Bridge Notes” and, together with the Second Amended and Restated Convertible Notes, the “Notes”), in the principal amount set forth opposite the Investor’s name in column (4) on the Securities Schedule and (iii) the Forbearance Warrants.

C. In connection with the execution and delivery of the Amendment, Redemption and Exchange Agreements, the Company and the Investors executed and delivered a Registration Rights Agreement, dated as of June 1, 2007 (the “2007 Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the 2007 Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D. Each of the Other Investors are also entering into agreements identical to this Agreement (the “Other Agreements”) (other than proportional changes (the “Proportionate Changes”) in the numbers reflecting the different dollar amount of such Investor’s Second Amended and Restated Convertible Notes, Amended and Restated Bridge Notes and Forbearance Warrant Shares underlying such Investor’s Forbearance Warrants) with the Company and surrendering their Existing Notes for Notes and Forbearance Warrants identical to the Notes and Forbearance Warrants of the Investor hereunder (other than the Proportionate Changes).

E. The exchange of the Existing Notes for the Second Amended and Restated Convertible Notes, the Amended and Restated Bridge Notes and the Forbearance Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

F. In connection with the execution and delivery of the Amendment, Redemption and Exchange Agreements, (i) the Company the Guarantors and the First Lien Collateral Agent (as defined in Amendment, Redemption and Exchange Agreements), for the benefit of the First Lien Secured Parties (as defined in Amendment, Redemption and Exchange Agreements) entered into the First Lien Security Agreement (as defined in the Amendment, Redemption and Exchange Agreements) (the “Existing First Lien Security Agreement”), (ii) the Company, the Guarantors and the Second Lien Collateral Agent (as defined in Amendment, Redemption and Exchange Agreements), for the benefit of the Second Lien Secured Parties (as defined in Amendment, Redemption and Exchange Agreements) entered into the Second Lien Security Agreement (as defined in the Amendment, Redemption and Exchange Agreements) (the “Existing Second Lien Security Agreement”), (iii) the First Lien Collateral Agent, on behalf of the First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, entered into the Intercreditor Agreement (as defined in Amendment, Redemption and Exchange Agreements) (the “Existing Intercreditor Agreement”, together with the Existing First Lien Security Agreement and the Existing Second Lien Security Agreement, and the other Security Documents (as defined in the Amendment, Redemption and Exchange Agreement), the “Existing Security Documents”) and (iv) each Guarantor executed and delivered to the Investors a Guarantee (as defined in Amendment, Redemption and Exchange Agreements) (the “Existing Guarantees”).

G. Contemporaneously with the Closing, each Guarantor agrees to execute and deliver to the Investor an Amended and Restated Guarantee in the form attached hereto as Exhibit F, guaranteeing the Company’s obligations under the Notes (each, an “Amended and Restated Guarantee”).

H. Contemporaneously with the Closing, the Company and each Guarantor agrees to execute and deliver to the Investor the First Amendment to First Lien Security Agreement, the First Amendment to Second Lien Security Agreement and the First Amendment to Intercreditor Agreement (each as defined in Section 9 below) to secure the payment in full under the Notes.

I. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Amendment, Redemption and Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company, the Guarantors and the Investor hereby agree as follows:

1. EXCHANGE OF EXISTING NOTES.

(a) Exchange of Existing Notes. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing contemplated by this Agreement (the “Closing”), the Investor shall surrender to the Company its Existing Notes and the Company shall issue and deliver to the Investor (i) the Second Amended and Restated Convertible Notes in the principal amount set forth opposite the Investor’s name in column (3) on the Securities Schedule, (ii) the Amended and Restated Bridge Notes in the principal amount set forth opposite the Investor’s name in column (4) on the Securities Schedule attached hereto and (iii) the Forbearance Warrants to acquire that number of Forbearance Warrant Shares as is set forth opposite the Investor’s name in column (5) on the Securities Schedule. The Second Amended and Restated Convertible Notes, the Amended and Restated Bridge Notes and the Forbearance Warrants shall be issued to the Investor without any restrictive legends.

(b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York Time, on June 13, 2008, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such other time and date as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c) Delivery. On the Closing Date, the Company shall deliver to the Investor (A) the Second Amended and Restated Convertible Notes, (B) the Amended and Restated Bridge Notes and (C) the Forbearance Warrants. All of the foregoing securities shall be delivered in each case duly executed on behalf of the Company and registered in the name of the Investor or its designee. On the Closing Date, each Guarantor shall deliver an Amended and Restated Guarantee to the Investor.

2. AMENDMENTS TO TRANSACTION DOCUMENTS.

(a) Ratifications.

(i) Existing Transaction Documents. Except as otherwise expressly provided herein, the 2004 Securities Purchase Agreement, the Amendment,

Redemption and Exchange Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the 2004 Securities Purchase Agreement and the Amendment, Redemption and Exchange Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the 2004 Securities Purchase Agreement as amended by the Amendment, Redemption and Exchange Agreement and this Agreement, (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the 2004 Securities Purchase Agreement as amended by the Amendment, Redemption and Exchange Agreement and this Agreement and (iii) all references in any Transaction Document to an “Investor” shall include the Investor hereunder. For the avoidance of doubt, other than as specifically set forth herein, the Existing Warrants remain in full force and effect in accordance with their terms. For the avoidance of doubt, the Notes constitute a modification of the Existing Notes and do not constitute a novation of the Existing Notes.

(ii) Existing Security Documents; Existing Guarantees. To the extent that the Existing Security Documents or Existing Guarantees purports to assign or pledge to the holders of Existing Notes, or The Bank of New York, as the Collateral Agent, or to grant to the holders of Existing Notes, or The Bank of New York, as the Collateral Agent, a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Existing Notes, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, except as amended by the Amended Security Documents and the Amended and Restated Guarantees, and shall apply with respect to the obligations under the Notes.

(b) Each of the Transaction Documents are hereby amended as follows:

(i) All references to “Notes” shall be amended to include additionally the Notes as defined in this Agreement.

(ii) All references to “Conversion Shares” shall be amended to include additionally the Second Amended and Restated Conversion Shares as defined in this Agreement.

(iii) All references to “Warrants” shall be amended to include additionally the Forbearance Warrants as defined in this Agreement.

(iv) All references to “Warrant Shares” shall be amended to include additionally the Forbearance Warrant Shares as defined in this Agreement.

(v) The defined term “Transaction Documents” is hereby amended to include this Agreement, the, the Notes, the Warrants and the Amended Security Documents.

(c) Amendments to Existing Warrants.

(i) Section 1(f)(1) of the Existing Warrants shall be amended and restated in its entirety as follows:

“Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 2.49% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 2.49%, or after receipt of a notice of a Fundamental Transaction, to any other percentage, specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.”

3. REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

(i) Organization and Authority. Such Investor is duly organized and validly existing as a corporation, limited partnership or a limited liability company, as applicable, and in good standing under the laws of its respective jurisdiction of organization. Such Investor has all requisite power and authority to enter into the New Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Investor of the New Transaction Documents to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby has been duly authorized on the part of such Investor. The New Transaction Documents to which such Investor is a party, when duly executed and delivered by such Investor, will constitute legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

(ii) Securities Act. Such Investor is acquiring the Notes, and the Forbearance Warrants, and upon conversion of the Second Amended and Restated Convertible Notes and exercise of the Forbearance Warrants (other than pursuant to a Cashless Exercise (as defined in the Forbearance Warrants)) will acquire the Second Amended and Restated Conversion Shares issuable upon conversion of the Second Amended and Restated Convertible Notes and the Forbearance Warrant Shares issuable upon exercise of the Forbearance Warrants, for its own account for investment and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents.

(iii) Qualified Institutional Investor. Such Investor is a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

(iv) Transfer or Resale. Such Investor understands that except as provided herein and in the 2007 Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of a counsel selected by the Investor, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.

(v) Experience. Such Investor is experienced in evaluating and investing in companies such as the Company. Such Investor has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to the Company and is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests.

(vi) Receipt of Information. Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this investment and the business, management and financial affairs of the Company and has availed itself of such opportunity to the extent that such Investor deemed necessary to make an informed investment decision. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3(b) of this Agreement or the right of such Investor to rely thereon.

(b) Representations and Warranties of the Guarantors and the Company. Each of the Company and the Guarantors, severally and jointly, represents and warrants to each of the Investors as follows:

(i) Organization and Standing. The Company and each of its Subsidiaries are corporations, limited liability companies or limited partnerships duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, and have the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to own their assets and properties and to carry on their business as presently being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(ii) Capitalization.

(1) As of the date hereof, (i) the authorized capital stock of the Company consists of (i) 200,000,000 shares of Class A Common Stock, par value $0.01 per share, of which 43,385,966 shares are issued and outstanding and 17,656,888 shares are reserved for issuance pursuant to Company stock options and the Company’s restricted stock plan, 1,973,214 shares are reserved for issuance pursuant to warrants issued to third parties, 26,799,890 shares are reserved for issuance pursuant to the conversion of the Second Amended and Restated Convertible Notes and 7,647,059 shares shall be reserved for issuance pursuant to the Warrants, (ii) 75,000,000 shares of Class B Shares, of which as of the date hereof none shall be issued and outstanding or reserved for issuance, and (iii) 25,000,000 shares of preferred stock, par value $.01 per share, of which as of such date none shall be issued and outstanding or reserved for issuance.

(2) Immediately prior to the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 120% of the sum of (i) the maximum number of shares Common Stock issuable upon conversion of all of the Second Amended and Restated Convertible Notes and (ii) the maximum number of shares Common Stock issuable upon exercise of all of the Warrants.

(3) The outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive or subscription rights. All capital stock of the Company has been issued in compliance with all applicable federal and state securities laws.

(4) All of the Securities, when issued and delivered in accordance with the Transaction Documents, will be free and clear of any Liens, taxes and other charges and each of the Investors will have good title thereto.

(5) Except as set forth on in the Company’s annual report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) or the other SEC Documents (as defined below), there are no outstanding warrants, options, rights, calls, other securities, agreements, subscriptions or other commitments, arrangements or undertakings pursuant to which the Company may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or other securities of the Company or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment, arrangement or undertaking. There are no outstanding options, rights, calls, other securities, agreements, or other commitments, arrangements or undertakings pursuant to which the Company or its Subsidiaries are or may become obligated to redeem, repurchase or otherwise acquire or retire any capital stock or other securities of the Company or its Subsidiaries, respectively.

(6) Other than the rights granted in the 2007 Registration Rights Agreement and except as set forth in the SEC Documents, there are no outstanding contractual rights which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company or any of its Subsidiaries in a registration statement filed by the Company or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act.

(7) Assuming that the representations and warranties of the Investors set forth in Sections 3(a)(ii) and Section 3(a)(iii) are true and correct, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company is not required to make or obtain any filings, registrations, qualifications, notifications or consents or approvals of or with any Governmental Authority (including, without limitation, under the Securities Act, the Exchange Act and the Investment Company Act) in connection therewith except under state securities or “blue sky” laws, which, if required, have been made or obtained prior to the Closing.

(iii) Subsidiaries. Other than with respect to nominee share ownership by directors required by local law, the Company owns, directly or indirectly, 100% of each of its Subsidiaries, other than (A) PT WorldSpace Indonesia in which the Company indirectly owns 75% of the outstanding common stock and (B) WorldSpace Italia SpA in which the Company indirectly owns 65% of the outstanding common shares.

(iv) Authority; Valid and Binding Agreements. Each of the Company and its Subsidiaries has all requisite corporate, limited liability company or limited partnership power and authority, as applicable, to (i) own, lease, operate and encumber its properties and assets, and to carry on its respective business as presently conducted and as presently proposed to be conducted, (ii) execute and deliver each of the New Transaction Documents to which it is a party, (iii) issue the Securities in exchange for the existing Securities, (iv) issue the Second Amended and Restated Conversion Shares upon conversion of the Second Amended and Restated Convertible Notes and issue Warrant Shares upon exercise of the Warrants and (v) consummate the other transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of the New Transaction Documents and the filing of all documents, certificates and instruments to be executed by the Company in connection therewith and the authorization, issuance (or reservation for issuance, as the case may be), sale and delivery of the Securities have been duly authorized by all requisite corporate action on the part of the Company, the Board and the Company’s stockholders. The New Transaction Documents, when duly executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

(v) Valid Issuance. The issuance and delivery of the Notes and Forbearance Warrants in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws, and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable. The Conversion Shares and the Warrant Shares have been duly authorized and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and nonassessable, free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws, and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights and will not result in the antidilution provisions of any security of the Company becoming applicable.

(vi) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. No agent, broker, investment banker, Person or firm acting on behalf of the Company or any Affiliate of the Company or any stockholder (direct or indirect) of the Company or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

(vii) Conflicts; Consents. The execution and delivery by the Company of the New Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the issuance and sale of the Securities) and compliance with the terms of the Transaction Documents will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of the Company or its Subsidiaries, or breach, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under and, in the case of clauses (i) and (iii), except as would not have a Material Adverse Effect, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease, deed of trust, agreement, contract, commitment, license (including, without limitation, the Communication Licenses), franchise, permit, understanding, instrument, or obligation or other arrangement to which the Company or any its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their properties or assets may be bound or affected, (ii) any certificate of incorporation, certificate of formation, any certificate of designation or other constitutive, organizational or governing documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (iii) any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NASDAQ Global Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. No consent, approval, order, license, permit or authorization of, or notification, registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery of the New Transaction Documents and performance by the Company of any of the Transaction Documents except as contemplated therein, the issuance and sale of the

Securities, or the consummation of the transactions contemplated hereby or thereby except under state securities or “blue sky” laws, which if required, have been issued or obtained prior to the date hereof.

(viii) Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Securities. The Company has not adopted a stockholder rights plan relating to accumulations of beneficial ownership of capital stock (including Common Stock) or a change in control of the Company which will apply to any of the Investors.

(ix) SEC Documents; Financial Statements. Since August 3, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Investors or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 3(a)(vi) of this Agreement or in any disclosure schedules, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(x) Solvency. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby and the other Transaction Documents, the Company will not be Insolvent.

(xi) Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except, in each case, where the failure to maintain such systems of internal accounting controls would not have a Material Adverse Effect During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(xii) Independent Accountants. Grant Thornton LLP, who have certified the Audited Financials, are independent public accountants within the meaning of the Securities Act.

(xiii) Undisclosed Liabilities. Except as set forth in the Form 10-K or Schedule 3(b)(xiii), neither the Company nor any of its Subsidiaries has or, as a result of the transactions contemplated in the Transaction Documents, will have, any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) except for liabilities and obligations incurred in the ordinary course of business consistent with past practice which, individually or in the aggregate, do not exceed $500,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on the financial statements contained in the Form 10-K.

(xiv) Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all material Returns required to be filed with a Governmental Authority responsible for the imposition of a Tax and such Returns are true, correct and complete in all material respects. Each of the Company and its Subsidiaries has paid all material Taxes and other assessments due from and payable by the Company and its Subsidiaries on or prior to the date hereof on a timely basis except as to those set forth in the Form 10-K. The charges, accruals, and reserves for Taxes with respect to the

Company and its Subsidiaries as reflected in the Financials are adequate to cover Tax liabilities of the Company and its Subsidiaries accruing throughout the date thereof. Except as set forth in the Form 10-K or in Schedule 3(b)(xiv), no known Liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any Taxes (other than Liens for Taxes not yet due and payable). Neither the Company nor any of its Subsidiaries has elected pursuant to the Code to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, or has made any other elections pursuant to the Code (other than elections that relate solely to entity classification, methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company and its Subsidiaries, individually or in the aggregate. Except as set forth in the Form 10-K, each of the Company and its Subsidiaries has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code and similar provisions under any other applicable Legal Requirements) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Except as set forth in the Form 10-K or in Schedule 3(b)(xiv), neither the Company nor any of its Subsidiaries has received notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person on its behalf. Except as set forth in the Form 10-K, no Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to Taxes are currently being audited or examined. Except as set forth in the Form 10-K, neither the Company nor any of its Subsidiaries has received notice of any such audit or examination. Except as set forth in the Form 10-K, no issue has been raised by any taxing authority with respect to the Company or any of its Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material adjustment to the liability for Taxes for any period not so examined. No claim has ever been made, or, to the knowledge of the Company, is threatened or pending, by any authority in a jurisdiction where the Company or any of its Subsidiaries, respectively, does not file Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, and neither the Company nor any of its Subsidiaries has received any notice or request for information from any such authority except as provided in Schedule 3(b)(xiv). Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which the Company is currently the common parent. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting methods initiated by the Company or any of its Subsidiaries, and no Governmental Authority has proposed an adjustment or change in accounting method. All transactions or methods of accounting that could give rise to a substantial understatement of federal income tax as described in Section 6662(d)(2)(B)(i) of the Code have been adequately disclosed on the Company’s and its Subsidiaries’ federal income tax returns in accordance with Section 6662(d)(2)(B) of the Code. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect. Neither the Company nor any of its Subsidiaries has consented to any waiver of the statute of limitations for the assessment of any Taxes or has requested any extension of time for the payment of any Taxes, except that the consolidated U.S. federal and state tax returns for the Company and its consolidated subsidiaries for 2007 are subject to an extension. Neither the Company nor any of its Subsidiaries has ever held a material beneficial interest in any other Person, other than as disclosed in the Form 10-K. Neither the Company nor any of its Subsidiaries has made an election to be taxed as an “S corporation” under Subchapter S of the Code or any comparable provision of local, state or foreign law. Except as set forth on Schedule 3(b)(xiv), neither the Company nor any of its Subsidiaries is obligated to make, nor as a result of any event connected with the transactions contemplated by this Agreement will become obligated to make, any payment that would not be deductible under Section 280G of the Code. Neither the Company nor any Subsidiary of the Company is a PFIC, and the Company does not anticipate that the Company or any additional foreign Subsidiary will become a PFIC in the foreseeable future.

(xv) Assets Other than Real Property. Except as set forth in the SEC Documents and except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets reflected in the Audited Financials or acquired after the date thereof, free and clear of all Liens except (i) Permitted Liens, (ii) statutory liens for the payment of current taxes that are not yet delinquent and which do not affect the properties or assets of the Company or any of its Subsidiaries in any material respect and (iii) such as have been disposed of in the ordinary course of business . All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. All assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. The Company and its subsidiaries possess all of the material properties, interests, assets and rights held for use or used in connection with the business and operations of the Company and its Subsidiaries and constitute all those necessary to continue to operate the business of the Company and its Subsidiaries consistent with current and historical practice and as presently contemplated to be conducted. Except as indicated in the preceding sentence, this Section 3(b)(xv) does not relate to the real property or Intellectual Property of the Company or its Subsidiaries; such items are covered under Section 3(b)(xvi) and Section 3(a)(xvii), respectively.

(xvi) Real Property. The SEC Documents disclose of all real property and interests in real property leased by the Company as of the date hereof. The Company does not and has not owned any real property at any time. The Company has good and valid leasehold interest in all real property and interests in real property disclosed in the SEC Documents to be leased by it free and clear of all Liens except where such Liens would not have a Material Adverse Effect. Except as set forth in the Form 10-K, there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the knowledge of the Company, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect.

(xvii) Intellectual Property and Related Matters.

(1) Except to the extent as would not have a Material Adverse Effect, all Owned Intellectual Property is valid, subsisting and enforceable, is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Company’s or its Subsidiaries’ rights thereto. To the knowledge of the Company, all Licensed Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company’s or its Subsidiaries’ rights thereto.

(2) To the knowledge of the Company, neither the Company nor any of its Subsidiaries is violating or has violated any Intellectual Property rights. Except as set forth in the SEC Documents, there are no suits, actions, reissues, reexaminations, public protests, interferences, arbitrations, mediations, oppositions, cancellations, Internet domain name dispute resolutions or other proceedings (collectively, “Suits”) pending, decided, threatened or asserted concerning any claim or position that the Company or any of its indemnitees have violated any Intellectual Property rights.

(3) There are no Suits or claims pending, decided, threatened or asserted concerning the Owned Intellectual Property, and, to the knowledge of the Company, no valid basis for any such Suits or claims exists. Except as set forth in the SEC Documents, to the knowledge of the Company, there are no Suits or claims pending, decided, threatened or asserted concerning the Licensed Intellectual Property or the right of the Company or any Subsidiary to use the Licensed Intellectual Property, and no valid basis for any such Suits or claims exists.

(4) The Company and its Subsidiaries own or otherwise hold valid rights to use all Business Intellectual Property used or contemplated to be used in the operation of the Business as currently conducted and as currently contemplated to be conducted in the future, except as such failure would not have a Material Adverse Effect. All such rights are free of all Liens and, except as set forth in the SEC Documents, are fully assignable by the Company and its Subsidiaries to any Person, without payment, consent of any Person or other condition or restriction. The completion of the transactions contemplated by this Agreement will not alter or impair the ownership or right of the Company or any Subsidiary to use any of the Business Intellectual Property. The Business Intellectual Property constitutes all material Intellectual Property, Computer Software, Computer Hardware and Data that is used in, contemplated to be used in, or necessary for the conduct of the Business as currently conducted and as currently contemplated to be conducted in the future. To the knowledge of the Company, no Person is violating any Business Intellectual Property.

(5) The Company and its Subsidiaries have timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Owned Intellectual Property, except where any failure to make such payments or filings would not have a Material Adverse Effect. All documentation necessary to confirm and effect the Company’s and its Subsidiaries’ ownership of the Owned Intellectual Property, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

(6) No Person other than the Company and its Subsidiaries has any ownership interest in, or a right to receive a royalty or similar payment with respect to, any of the Owned Intellectual Property. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries has granted any options, licenses, assignments or agreements of any kind relating to (i) ownership of rights in Owned Intellectual Property; or (ii) the marketing or distribution of Owned Intellectual Property.

(7) Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any third party Intellectual Property, except for customary infringement indemnities agreed to in the ordinary course of business and included as part of the Company’s or its Subsidiaries’ contracts for the license or sale of products or services. Neither the Company nor any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions or otherwise to enforce rights with respect to the Intellectual Property of the Company or its Subsidiaries.

(8) All inventors, including current or former employees of the Company and its Subsidiaries have assigned their right, title and interest in such issued patents or patent applications to the Company or its Subsidiaries, as the case may be, or their predecessors in interest to such patents or patent applications, except where the failure to so assign would not have a Material Adverse Effect. All of the patents and pending patents owned by the Company or its Subsidiaries are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), and the Company is not aware of anything which would render any claim of such patents or pending patent applications invalid, unallowable, or unenforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing except where the failure to maintain such patent or pending patent would not have a Material Adverse Effect. The Company is further not aware of any prior art material to the patentability of the inventions claimed in any patents and pending patent applications, as being owned by the Company or its Subsidiaries that was, or has not been, disclosed to the U.S. Patent Office. For each patent and pending patent application owned by the Company or its Subsidiaries, each of the Company and its Subsidiaries has complied with any applicable contractual obligations, laws, rules, or regulations, regarding inventions conceived or reduced to practice under a grant or other support from an agency or entity of the U.S. government, in whole or in part, including without limitation any requirements to elect to retain title to any federally funded invention except where the failure to so comply would not have a Material Adverse Effect.

(9) Except as set forth in the SEC Documents, each former and current employee, officer and consultant of the Company and its Subsidiaries has executed and delivered to the Company or a Subsidiary of the Company an agreement providing for the assignment to and ownership by the Company or a Subsidiary of the Company, as applicable, of all inventions and work product produced by such Person while in the employ of the Company or any of its Subsidiaries. Except as set forth in the SEC Documents, no former or current employee, officer or consultant of the Company or any of its Subsidiaries has excluded works or inventions made prior to his or her employment with the Company or a Subsidiary of the Company from an assignment of inventions agreement entered into with the Company or any of its Subsidiaries. The Company is not aware that any employees of the Company or any of its Subsidiaries is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Business.

(10) The Company believes that it does not, and that it will not be necessary to, utilize any inventions of any of the Company’s or its Subsidiaries’ employees, officers or consultants (or people they currently intend to hire or engage) created prior to their employment by the Company or any of its Subsidiaries. The Company has no knowledge of any violation, or any claim of any violation, by any of the Company’s or its Subsidiaries’ employees, officers or consultants of any non-disclosure, non-competition, non-solicitation, assignment of inventions or similar agreements or obligations that such employee or consultant has with either the Company, any of its Subsidiaries or any third party, and the Company will use commercially reasonable efforts to prevent any such violation. The Company has not received any notice alleging that any such violation has occurred.

(11) The Company has taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets used in the Business (collectively, “Business Trade Secrets”), including, but not limited to, entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to the Business Trade Secrets. None of the Business Trade Secrets has, to the knowledge of the Company, been disclosed or has been authorized to be disclosed to any Person other than to employees or agents of the Company or its Subsidiaries for use in connection with the Business or pursuant to a confidentiality or non-disclosure agreement that reasonably protects the interests of the Company and its Subsidiaries in and to such matters. To the knowledge of the Company, no unauthorized disclosure of any Business Trade Secrets has been made.

(12) The Company and its Subsidiaries have a policy of requiring all employees, agents, consultants or contractors who have contributed to or participated in the creation, development, improvement or modification of Business Intellectual Property to assign all of their rights therein to the Company or its Subsidiaries, as applicable. Except as set forth in the SEC Documents, to the knowledge of the Company, no Person (other than the Company or a Subsidiary of the Company) has any reasonable basis for claiming any right, title or interest in and to any such Business Intellectual Property.

(13) Other than those errors and defects inherent in Computer Hardware that are generally known within the information technology industry, the Computer Hardware that is used in or held for use in the Business is in good working condition (normal wear and tear excepted). There has not been any malfunction with respect to such Computer Hardware since January 1, 2005 that has not been remedied or replaced in all material respects.

(14) All Computer Software that is used in or held for use in the Business is in machine readable form and is in good working condition (normal wear and tear excepted). To the knowledge of the Company, such Computer Software (i) contains no Disabling Devices; and (ii) other than those errors and defects inherent in Computer Software that are generally known within the information technology industry, has not suffered from any material and recurring malfunctions since January 1, 2005 that has not been remedied in all material respects.

(15) Except as set forth in the SEC Documents, there are no Suits or claims that are pending or have been decided, or that have been threatened or asserted by or against the Company or any of its Subsidiaries, concerning any Computer Software, Computer Hardware or Data that is used in or held for use in the Business, and, to the knowledge of the Company, there is no valid basis for any such Suits or claims except in such case as would not have a Material Adverse Effect.

(16) All Data that is used in or held for use in the Business does not infringe or violate the rights of any Person or otherwise violate any law or regulation.

(xviii) Compliance with Applicable Laws.

(1) Each of the Company and its Subsidiaries are in compliance with all applicable Legal Requirements, including, without limitation, laws, statutes, codes, regulations, standards, guidelines, guidance documents, and directives or consents (including consent decrees and administrative orders) at any time in effect relating to the environment, hazardous materials and occupational safety and health and to the status of the Company or its Subsidiaries as a contractor with any Governmental Authority, except for such instances of noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Form 10-K, no investigation or review by any Governmental Authority with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened.

(2) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by the Company or its Subsidiaries with any laws or statutes, regulation, code, plan, order, guidance documents, directives or consents (including consent decrees and administrative orders), judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, relating to pollution or protection of the environment or, to the knowledge of the Company, which may give rise to any common law or legal liability of the Company or its Subsidiaries including liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended, or similar federal, state, county, municipal, or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation against or affecting the Company or its Subsidiaries, based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste (“Hazardous Substance”).

(3) There has been no release, discharge, deposit, disposal or contamination of or by a Hazardous Substance caused by the Company or any of its Subsidiaries or any person or entity lawfully acting by or through the Company or any of its Subsidiaries on, under or contiguous to any property owned or leased by the Company or any of its Subsidiaries, and to the knowledge of the Company, none of such properties has been used at any time as a landfill, storage, or waste disposal site.

(4) To the knowledge of the Company, no Hazardous Substance generated, manufactured, processed, used, treated, or stored by the Company, its Subsidiaries or any Person lawfully acting by or through the Company or its Subsidiaries has been disposed of or treated at any site or location, other than property leased or owned by the Company or its Subsidiaries, that was not authorized or licensed to receive such materials for disposal or treatment, or at any site or location for which the Company or any of its Subsidiaries has received a notice of potential liability or request for information, or at any site or location that has been placed or proposed to be placed on any cleanup list or is the subject of a claim, order or directive or consent (including consent decrees and administrative orders), request, settlement or other demand from any person or entity for removal, remedial, response, corrective action, abatement or cleanup.

(xix) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since August 4, 2005, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the

SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, except as provided in Schedule 3(b)(xix) hereof. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(xx) Communication Licenses. The Company and the Subsidiaries have filed with the FCC, the ACA, the ART and the ITU all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the FCC, the ACA, the ART and the ITU. The communication Licenses set forth in Schedule 3(b)(xx) (the “Worldspace Licenses”) are held by the Company and represent all of the communication Licenses which are required for the operation of the business of the Company and the Subsidiaries except where the failure to so file would not have a Material Adverse Effect. Except as disclosed in the SEC Documents or as would not have a Material Adverse Effect, the Worldspace Licenses are in full force and effect and, to the knowledge of the Company, there are no pending modification, amendment or revocation proceedings in relation to the Worldspace Licenses initiated by the FCC, the ACA, the ART and the ITU or any equivalent authority in any other jurisdiction in which the Company operates which, if determined against the Company, would have a Material Adverse Effect; to the knowledge of the Company, fees due and payable to domestic and foreign Governmental Authorities pursuant to the rules governing Worldspace Licenses held by the Company and its Subsidiaries, the nonpayment of which, with the giving of notice or the lapse of time or both would constitute grounds for revocation thereof, have been timely paid, except as would not have a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with the terms of the Worldspace Licenses, as applicable, and there is no condition of which the Company or any of the Subsidiaries has received notice, nor, to the knowledge of the Company, is there any proceeding threatened, by any domestic or foreign governmental authority, which would cause the termination, suspension, cancellation or non-renewal of any of the Worldspace Licenses, or the imposition of a penalty or fine by any domestic or foreign Governmental Authority, except, in each case, as would not have a Material Adverse Effect; the Company and the Subsidiaries have all necessary consents, authorizations and approvals to utilize the Worldspace Licenses in the manner and for the purposes described in the Due Diligence Materials.

(xxi) Contracts. The Company has publicly filed as exhibits to the SEC Documents all material contracts, agreements, arrangements and other instruments (“Contracts”) to which the Company or any of its Subsidiaries is a party which are required to be filed under relevant rules of the SEC and which relates to one or more of the following: (a) relate to any Indebtedness of the Company or any of its Subsidiaries, (b) relate to the employment or compensation of any director, officer or stockholder, or any employee, consultant, independent contractor or other agent of the

Company or any of its Subsidiaries or any Affiliate of such Person, or, to the knowledge of the Company, any Affiliate of such Person, (c) relate to the sale or other disposition of any assets, properties or rights (other than the sale of inventory) of the Company, or relating to the sale or other disposition of any Subsidiary’s material assets, properties or rights (other than the sale of inventory of such Subsidiary), (d) relate to the distribution of the products or services of the Company or the products or services of any Subsidiary of the Company, (e) which restrict the ability of the Company or its Subsidiaries to do business in any geographic area or grant to any Person exclusive or similar rights in any line of business or in any geographic area, provisions restricting or affecting the development, manufacture or distribution of such products or services, or provisions restricting the ability of the Company’s or its Subsidiaries’ ability to solicit employees of another Person or restrict another Person’s ability to solicit the Company’s or its Subsidiaries’ employees, (f) are with any stockholder or, to the knowledge of the Company, any Affiliate of any stockholder, (g) contain any warranty by the Company or its Subsidiaries to any other Person with respect to any product or service offered by the Company (other than those offered in the ordinary course of business consistent with past practice), (h) are with any Governmental Authority, (i) contain provisions providing for indemnification by the Company or its Subsidiaries with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business), (j) relate to the Business Intellectual Property, including but not limited to Contracts granting the Company or its Subsidiaries rights to use the Business Intellectual Property, consulting agreements related to the development of Business Intellectual Property, trademark coexistence agreements, trademark consent agreements and nonassertion agreements, or (k) are otherwise material to the business, results of operations, financial condition or prospects of the Company or its Subsidiaries. All Contracts are valid, binding and in full force and effect as to the Company and its Subsidiaries, and there is no default, or any event which upon notice or the passage of time, or both, would give rise to any material default, in the performance of the Company or its Subsidiaries nor, to the knowledge of the Company, in the performance of any other party to any such Contracts except where such default would not have a Material Adverse Effect. The Company has not entered into or is not planning to enter into any side letters, contracts or other agreements with any of the Investors other than the Transaction Documents. Neither the Company nor any of its Subsidiaries is currently a party to any oral contract of the nature that would require public disclosure under this Section 3(b)(xxi) if such oral contract were in writing.

(xxii) Litigation. Except as disclosed in the SEC Documents, there are no suits, actions, claims, arbitrations or other legal, administrative or regulatory proceedings or investigations, whether at law or in equity, or before or by any Governmental Authority, pending or, to the knowledge of the Company, threatened by or against or affecting the Company, its Subsidiaries or any of their respective properties or assets or any of the Company’s or the Company’s Subsidiaries’ officers or directors, except for such as would not have a Material Adverse Effect. The foregoing includes, without limitation, suits, actions, claims, arbitrations, proceedings or investigations pending or threatened involving the prior employment of any of the Company’s or its Subsidiaries employees, their use in connection with the business of the Company or its Subsidiaries of any information or techniques allegedly proprietary to such former employers or their obligations under any agreements with prior employers. There is no outstanding judgment, order, injunction or decree of any Governmental Authority or arbitrator against the Company, its Subsidiaries, or to the knowledge of the Company, against any of their properties, assets or business, except for such as would not have a Material Adverse Effect.

(xxiii) Absence of Changes or Events. Except as disclosed in the SEC Documents, since December 31, 2007, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any event, violation or other matter that could, individually or in the aggregate, have a Material Adverse Effect. Except as contemplated by the Transaction Documents, since December 31, 2007, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice. Except as disclosed in the SEC Documents, since December 31, 2007, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $1,500,000.

(xxiv) Certain Employee Matters.

(1) Except as set forth in the SEC Documents, or Schedule 3(b)(xxiv) the employment of each officer and employee of the Company is terminable at the will of the Company. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer, key employee or group of employees, except as provided in Schedule 3(b)(xxiv). There are no pending or, to the knowledge of the Company, threatened employment discrimination charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, or unfair labor practice charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(2) Since the Company’s inception, neither the Company nor its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There are no unfair labor practice charges or complaints against the Company or its Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable state agency or authority. There are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or its Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company’s inception there has not been, any representation of the employees of the Company or its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Subsidiaries.

(xxv) Benefit Plans

(1) The SEC Documents disclose each pension, retirement, savings, deferred compensation and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan or other similar plan (whether written or otherwise) and any “employee benefit plan” within the meaning of Section 3(3) of ERISA, required to be disclosed therein under relevant rules of the SEC, under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term “plan” shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a “Benefit Plan”). Each Benefit Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code (i) is and has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status, and (ii) has or will be submitted to the IRS for a determination that it continues to be tax qualified in accordance with GUST (as defined in Revenue Procedure 2001-55, 2001-49 I.R.B. 552 (Nov. 15, 2001)) before the end of the GUST remedial amendment period (as set forth in that same Revenue Procedure or subsequent guidance from the IRS). There have been no prohibited transactions within the meaning of Section 4975 of the Code or Section 406 of Title I of ERISA with respect to any Benefit Plan.

(2) There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Except as set forth in the SEC Documents, each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (including, without limitation, the Code and ERISA). There are no applications pending with the IRS or the United States Department of Labor under any voluntary compliance program regarding any Benefit Plan. Each of the Company and its Subsidiaries has satisfied all funding, compliance and reporting requirements for all Benefit Plans. With respect to each Benefit Plan, if applicable, each of the Company and its Subsidiaries has paid all contributions in accordance with the terms of the applicable Benefit Plan (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financials, except where the failure to do so would not result in any Material Adverse Effect.

(3) The consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its Affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Benefit Plan.

(4) No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(5) No Benefit Plan has provided, been required to provide, provides or is required to provide, at any time in the past, present, or future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980B of the Code. No Benefit Plan covers any individual that is not an employee of the Company or its Subsidiaries, other than spouses and dependents of employees.

(6) Each officer of the Company is currently devoting all of such officer’s business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company or any of its Subsidiaries planning to work less than full time at the Company or its Subsidiaries in the future.

(xxvi) Ranking of Notes. Except as set forth in the SEC Documents or in Schedule 3(b)(xxvi) and except as provided for or permitted under the New Transaction Documents, no Indebtedness of the Company or any of its Subsidiaries is secured or ranks senior to or pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(xxvii) Transactions with Affiliates. Except as set forth in the SEC Documents or in Schedule 3(b)(xxvii), no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any Affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or during the 12-month period ending on the date hereof has been, to the extent required to be disclosed in the SEC documents under the relevant rules of the SEC, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through a national securities exchange), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. Except as set forth in the SEC Documents or in Schedule 3(b)(xxvii), to the extent required to be disclosed in the SEC Documents under relevant rules of the SEC, no employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board).

(xxviii) Investment Company The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxix) Insurance The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxx) Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse

Effect. The minute books of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(xxxi) Foreign Corrupt Practices Act, etc. Neither the Company nor any of the Subsidiaries, nor to the knowledge of Company, any director, officer, agent or employee of the Company or any of the Subsidiaries has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (a) any foreign official (as such term is defined in the FCPA) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a Governmental Authority; or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign Governmental Authority, in the case of both (a) and (b) above in order to assist the Company or any of the Subsidiaries to obtain or retain business for, or direct business to the Company or any of the Subsidiaries, as applicable, and under circumstances which would subject the Company or any of the Subsidiaries to liability under the FCPA or any corresponding foreign laws. Neither the Company nor any of the Subsidiaries has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

(xxxii) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 (the “PATRIOT Act”) and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control (“OFAC”), including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the “Anti-Money Laundering/OFAC Laws”).

(xxxiii) Business Practices. Neither the Company, its Subsidiaries, nor any Person acting on behalf of the Company or its Subsidiaries has paid or delivered, or promised to pay or deliver, directly or indirectly through any other Person, any monies or anything else of value to any government official or employee of any political party, for the purpose of illegally or improperly inducing or rewarding any action by the official favorable to the Company or its Subsidiaries.

(xxxiv) Approved Contractor. The Company has been designated as an approved contractor by the United States Department of Defense.

(xxxv) Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by an Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(xxxvi) Material Subsidiaries. No Subsidiaries other than the Material Subsidiaries (a) hold material Communication Licenses, (b) is a “Significant Subsidiary” as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act or (c) hold total assets exceeding 10% of the total assets of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter.

(xxxvii) Disclosure.

(1) The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except for such information as has been publicly disclosed prior to the date hereof. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(2) No statement made by the Company in this Agreement, any other Transaction Document or the exhibits and schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Investors or any of their representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

(3) The Company has provided the Investors with all the information reasonably available to it that any Investor has requested for deciding whether to purchase the Notes and all information that the Company believes is reasonably necessary to enable the Investors to make such decision.

(xxxviii) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(xxxix) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(xl) Form S-3 Eligibility. The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Investor using Form S-3 promulgated under the 1933 Act.

(xli) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(xlii) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(xliii) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company

(xliv) U.S. Real Property Holding Corporation. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(xlv) No Event of Default. The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement and the Other Agreements, no Default or Event of Default (as defined in the Notes) shall have occurred and be continuing as of the date hereof or as of the Closing Date.

(xlvi) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the 1933 Act.

(xlvii) Investor Representations. The Company acknowledges and agrees that each Investor has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3(a).

4. CERTAIN COVENANTS AND AGREEMENTS; WAIVER

(a) Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Blue Sky. The Company shall, reasonably promptly (and in no event later than 15 days) after the Closing Date, take such action as the Company shall reasonably determine is necessary (taking into account The National Securities Markets Improvement Act of 1996, as amended), in order to obtain an exemption for or to qualify the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor reasonably promptly after such filing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date. The Company shall have no obligations with respect to the securities laws of any jurisdiction outside of the United States, regardless of the foreign residence of the Investor.

(c) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents not previously filed (including, without limitation, this Agreement, the Amended Security Documents, the form of the Second Amended and Restated Convertible Notes, the form of the Amended and Restated Bridge Notes, and the form of the Forbearance Warrants (including all attachments, the “8-K Filing”). The 8-K Filing shall not refer to the Investor by name without the approval of the Investor to the 8-K Filing prior to its release. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries with the SEC without the express written consent of the Investor or as may be required under the terms of the Transaction Documents. Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith that do not refer to the Investor by name and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor, and except as required by applicable law or regulation, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise.

(d) Fees and Expenses. The Company shall reimburse the Investor for its previous legal and due diligence fees and expenses and its legal and due diligence fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby by paying any such amount to Schulte Roth & Zabel LLP (the “Investor Counsel Expense”). The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Notes and the Forbearance Warrants.

(e) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Second Amended and Restated Convertible Notes (including the corresponding Second Amended and Restated Conversion Shares), the Amended and Restated Bridge Notes and the Forbearance Warrants (including the corresponding Forbearance Warrant Shares issued by way of a Cashless Exercise (as defined in the Forbearance Warrants)) may be tacked onto the holding period of the 2004 Notes. The Company further acknowledges that the Second Amended and Restated Convertible Notes, the Amended and Restated Bridge Notes and the Forbearance Warrants (so long as such Forbearance Warrants are exercised by way of Cashless Exercise) may be freely transferred or sold pursuant to Rule 144 under the 1933 Act without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144. The Company agrees not to take a position contrary to this Section 4(e). The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue to the Investor Second Amended and Restated Conversion Shares and Forbearance Warrant Shares (so long as such Forbearance Warrants are exercised by way of a Cashless Exercise) that are freely tradable on an Eligible Market without restriction and not containing any restrictive legend without the need for any action by the Investor.

(f) Dilutive Issuances. For so long as any Second Amended and Restated Convertible Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as such term is defined in the Second Amended and Restated Convertible Notes and the Warrants) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Second Amended and Restated Convertible Notes or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Second Amended and Restated Convertible Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market (without giving effect to the Exchange Cap provisions set forth in the Second Amended and Restated Convertible Notes and the Warrants).

(g) Tax Treatment. The parties contemplate that the transaction described herein will be considered a taxable exchange under Treasury Regulation 1.1001-3 and not a recapitalization under Section 368(a)(1)(E) of the Code.

(h) Registration Rights. The registration rights set forth in the 2007 Registration Rights Agreement shall apply to the Forbearance Warrants and the Forbearance Warrant Shares mutatis mutundis.

(i) Forbearance Warrants. The Investor may at its option forfeit its Forbearance Warrants in the event of the occurrence of any of the events described in Sections 4(a)(vi) and (vii) of the Second Amended and Restated Convertible Notes.

(j) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which initially shall be promptly called and held not later than August 15, 2008 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in the form which has been previously reviewed by the Investor and Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (as defined below) (such affirmative approval being referred to herein as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of the Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held each three month period thereafter until such Stockholder Approval is obtained.

(k) Voting Agreement. The Company shall not amend or waive any provision of the Voting Agreements (as defined below).

(l) No Reverse Split. Unless and until the Stockholder Approval is obtained, the Company shall not effect any reverse stock split, stock combination or other similar reclassification of any class of the Company’s Common Stock.

5. CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company and each Guarantor to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a) The Investor shall have executed this Agreement and the Amended Security Documents to which it is a party and delivered the same to the Company.

(b) The Investor shall have delivered to the Company the Investor’s Existing Notes for cancellation.

(c) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

6. CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company and the Guarantors shall have executed this Agreement and the First Amendment to First Lien Security Agreement, the First Amendment to Second Lien Security Agreement and the First Amendment to Intercreditor Agreement and delivered the same to the Investor.

(b) The Company shall have executed and delivered to the Investor the Notes and the Forbearance Warrants being issued to the Investor at the Closing.

(c) Each of the Other Investors shall have (i) executed the Other Agreements, (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Existing Notes for Notes and Forbearance Warrants identical to the Notes and Forbearance Warrants of the Investor hereunder (other than the Proportionate Changes).

(d) The Investor shall have received the opinions of (i) Baker & McKenzie LLP, the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit G-1 attached hereto and (ii) the Company’s general counsel, dated as of the Closing Date, in the form of Exhibit G-2 attached hereto.

(e) The Company shall have delivered to the Investor a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(f) The Company shall have delivered to the Investor a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is required to be so qualified, as of a date within 10 days of the Closing Date.

(g) The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State (or comparable office) of the State of Delaware within ten (10) days of the Closing Date.

(h) (i) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions approving the transactions contemplated hereby and resolving to recommend to the stockholders of the Company that they approve the Resolutions as adopted by the Board in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect as of the Closing, in the form attached hereto as Exhibit H-1.

(ii) Each of the Guarantors shall have delivered to the Investor a certificate, executed by the Secretary of such Guarantor and dated as of the Closing Date, as to (i) the resolutions approving the transactions contemplated hereby as adopted by the Board of Directors of such Guarantor in a form reasonably acceptable to the Investor, (ii) the certificate of incorporation or formation or such Guarantor and (iii) the Bylaws of such Guarantor, each as in effect as of the Closing, in the form attached hereto as Exhibit H-2.

(i) The representations and warranties of the Company and the Guarantors hereunder and under each other Transaction Document shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and the Guarantors shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company or the Guarantors at or prior to the Closing Date and after giving effect to the terms of this Agreement and the Other Agreements, no default or Event of Default shall have occurred and be continuing as of the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as Exhibit I.

(j) The Company shall have delivered to such Investor a Voting Agreement, in the form attached hereto as Exhibit J, executed by the Company and each of Noah A. Samara and Yenura Pte. Ltd. (the “Voting Agreements”).

(k) Except to the extent the Stockholder Approval is required, the Common Stock (including, without limitation, the Existing Conversion Shares and the Existing Warrant Shares) (I) shall be designated for quotation or listed on the Principal Market (provided that the Company shall have three (3) Business Days following the Closing Date to list all of the Second Amended and Restated Conversion Shares and the Forbearance Warrant Shares) and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(l) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(m) All rights of first refusal, participation, or similar rights that would entitle any Person to participate in the transactions contemplated hereby shall have expired or have been waived.

(n) The Company shall have paid to Schulte Roth & Zabel LLP the Investor Counsel Expense, and to Emmet, Marvin & Martin LLP the First Lien Collateral Agent and Second Lien Collateral Agent counsel fees and expenses, and to the Bank of New York its annual administrative fee and its acceptance fee.

(o) The Notes shall be secured pursuant to the terms of the Amended Security Documents.

(p) Each Guarantor shall have executed and delivered to the Investor an Amended and Restated Guarantee.

(q) The Company shall have performed all of its obligations required to be performed under the Amended Security Documents.

(r) The Company and its Board of Directors shall have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Investor as a result of this Agreement, including without limitation, the Company’s issuance of securities and any Investor’s ownership of the securities.

(s) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7. TERMINATION.

In the event that the Closing does not occur on or before the Closing Date, due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 7, the Company shall remain obligated to reimburse the Investor for the expenses described in Section 4(d) above. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.

8. MISCELLANEOUS.

(a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO

REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h) Entire Agreement; Effect on Prior Agreements; Amendments. Except for the Transaction Documents (to the extent any such Transaction Document in effect prior to this Agreement is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investors holding a majority of the aggregate principal amount of the Notes; provided that no amendment to this Agreement which has a disproportionate negative impact on any Investor as compared to any other Investor may be made without the prior written consent of such negatively affected Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any of the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

WorldSpace, Inc.

8515 Georgia Avenue

Silver Springs, MD 20910

Telephone: (301) 960-1215

Facsimile: (301) 960-2215

Attention: Donald Frickel, Esq.

with a copy (for informational purposes only) to:

Baker & McKenzie LLP

1114 Avenue of the Americas

New York, New York 10036

Telephone: (212) 626-4936

Facsimile: (212) 310-1600

Attention: Jeffrey E. Cohen, Esq.

If to the Investor, to its address and facsimile number set forth in the Securities Schedule attached hereto, with copies to the Investor’s representatives as set forth on the Securities Schedule attached hereto or on the signature page to this Agreement, with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the 2004 Securities Purchase Agreement.

(k) Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing.

(l) Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m) Indemnification. In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and the Guarantor’s other obligations under the Transaction Documents, the Company and each of the Guarantors, jointly and severally, shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or a Guarantor in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or a Guarantor contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or a Guarantor) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company and the Guarantors may be unenforceable for any reason, the Company and the Guarantors shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(m) shall be the same as those set forth in Section 8 of the Existing Securities Purchase Agreement.

(n) Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under any Transaction Document are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

9. DEFINITIONS

(a) “Amended Security Documents” means the First Lien Security Documents (as defined in the Amendment, Redemption and Exchange Agreements), as amended by the First Amendment to First Lien Security Agreement, the Second Lien Security Documents (as defined in the Amendment, Redemption and Exchange Agreements), as amended by the First Amendment to Second Lien Security Agreement, and the Intercreditor Agreement, as amended by the First Amendment to Intercreditor Agreement.

(b) “First Amendment to First Lien Security Agreement” means the First Amendment to First Lien Security Agreement, dated as of the date hereof, executed by the Company and each Guarantor in favor of the First Lien Collateral Agent, for the benefit of the First Lien Secured Parties, as it may be amended, supplemented or otherwise modified from time to time.

(c) “First Amendment to Intercreditor Agreement” means the First Amendment to Intercreditor Agreement dated as of the date hereof, by and between the First Lien Collateral Agent and the Second Lien Collateral Agent.

(d) “First Amendment to Second Lien Security Agreement” means the First Amendment to Second Lien Security Agreement, dated as of the date hereof, by the Company, each Guarantor in favor of the Second Lien Collateral Agent, for the benefit of the Second Lien Secured Parties, as it may be amended, supplemented or otherwise modified from time to time.

(e) “New Transaction Documents” means this Agreement, the Notes, the Forbearance Warrants, the Amended and Restated Guarantees and the Amended Security Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor, each Guarantor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

WORLDSPACE, INC.

By:
Name:
Title:

[Signature Page to Amendment and Exchange Agreement]

IN WITNESS WHEREOF, the Investor, each Guarantor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTORS:

By:

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor, each Guarantor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

GUARANTOR:

AFRISPACE, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor, each Guarantor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

GUARANTOR:

ASIASPACE LIMITED

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor, each Guarantor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

GUARANTOR:

WORLDSPACE SATELLITE COMPANY LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor, each Guarantor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

GUARANTOR:

WORLDSPACE SYSTEMS CORPORATION

By:
Name:
Title:

With respect to Section 6(n):

Acknowledged and Accepted:

THE BANK OF NEW YORK, as Collateral Agent

By:
Name:
Title:

SECURITIES SCHEDULE

(1)	(2)	(3)	(4)	(5)
Investor	Address and Facsimile Number	Aggregate Principal Amount of Second Amended and Restated Convertible Notes	Aggregate Principal Amount of Amended and Restated Bridge Notes	Number of Forbearance Warrant Shares
Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 Residence: Cayman Islands	$21,365,641.10	$12,826,032.59	1,774,229

OZ Master Fund, Ltd.	c/o OZ Management, L.L.C. 9 West 57th Street, 39th Floor New York, New York 10019 Attention: Joel M. Frank Facsimile: (212) 790-0150 Telephone: (212) 790-0160 Residence: Cayman Islands	$5,939,617.53	$3,497,497.71	483,810

AG Offshore Convertibles, Ltd.	c/o Angelo, Gordon & Co., L.P. 245 Park Avenue - 26th Floor New York, New York 10167 Attention: Gary I. Wolf Facsimile: (212) 867-6449 Telephone: (212) 692-2058 Residence:	$864,446.58	$2,797,837.51	387,026

Citadel Equity Fund Ltd.	c/o Citadel Limited Partnership 131 S. Dearborn Street Chicago, Illinois 60603 Attention: Ron Klipstein Facsimile: (312) 267-7497 Telephone: (312) 395-4332 Residence: Cayman Islands	$25,430,074.52	$17,023,993.78	2,354,935

EXHIBIT A

GUARANTORS

AfriSpace, Inc.—Maryland, US

WorldSpace Satellite Company—British Virgin Islands

WorldSpace Systems Corporation (formerly WorldSpace Management Corporation)—Delaware, US

AsiaSpace Limited—Australia